LodgeNet Entertainment Corporation	Form 10-Q

Exhibit 32

LODGENET ENTERTAINMENT CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (the “Report”).

     Each of the undersigned hereby certifies that:

➢	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

➢	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 6th day of August 2004.

/s/ Scott C. Petersen

Scott C. Petersen
Chief Executive Officer

/s/ Gary H. Ritondaro

Gary H. Ritondaro
Chief Financial Officer

June 30, 2004	Page 31